Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

03/30/2026

Work Order Item Number:	W2026033001743 - 5131279
Filing Number:	20265632227
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	03/30/2026 13:03:25 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C29506-1998

Entity Name: INVECH HOLDINGS, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
INCSMART.BIZ, INC.
7963 Broadwing Dr, North Las Vegas, NV 89084, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Business Number C29506 - 1998 Filed in the Office of f Secretary of State State Of Nevada Filing Number 20265632227 Filed On 03/30/2026 13:03:25 PM Number of Pages 5 Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) D Certificate of Designation D Certificate of Amendment to Designation - Before Issuance of Class or Series M" Certificate of Amendment to Designation - After Issuance of Class or Series D Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT · USE DARK INK ONLY · DO NOT HIGHLIGHT Name of entity : INVECH HOLDINGS, INC. Entity or Nevada Business Identification Number (NVID): NV19981408393 1. Entity information: For Certificate of Designation or Date : Time : Amendment to Designation Only (Optional) : (must not be later than 90 days after the certificate is filed) 2. Effective date and time: The class or series of stock being designated within this filing : 3. Class or series of stock: (Certificate of Designation only) The original class or series of stock being amended within this filing : SERIES A PREFERRED STOCK 4. Information for amendment of class or series of stock: D Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock . * 6.Resolution: (Certificate of Designation and Amendment to Designation only) Designation being Date of Withdrawn: Designation : No shares of the class or series of stock being withdrawn are outstanding . The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock : * 7. Withdrawal: Date : 03/30/2026 X Alexander M. Woods - Leo 8. Signature: (Required) Signature of Officer This form must be accompanied by appropriate fees . page1 of 1 Revised: 1/1/2019

INVECH HOLDINGS, INC.

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE
NEVADA REVISED STATUTES

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of Invech Holdings, Inc., a Nevada corporation (the “Company”), that the following resolution was duly adopted by the Board of Directors of the Company.

WHEREAS, the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in the Series A Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors does hereby amend and restate the certificate of designation of the rights and preferences of the Series A Preferred Stock (this “Certificate of Designation”) and establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be One Million (1,000,000). Each share of the Series A Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series A Preferred Stock may not be issued in fractional shares.

Section 3. Voting Rights. The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to eighty percent (80%) of:

(a)            The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

(b)            The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Section 4. Dividends. The Series A Preferred Stock shall be treated pari passu with the Company’s common stock.

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series A Preferred Stock shall be treated pari passu with the Company’s common stock.

Section 6. Protection Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

Section 7. Waiver. Any of the rights, powers or preferences of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

Section 9. o Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

RESOLVED, FURTHER, that the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this this 27th day of March 2026.

INVECH HOLDINGS, INC.

/s/ Alexander M. Woods-Leo
By: Alexander M. Woods-Leo
Its: Chief Executive Officer and Director